Exhibit 10.46

OMNIBUS PLAN OF REORGANIZATION

                This OMNIBUS PLAN OF REORGANIZATION (this “Plan”), dated as of November 7, 2003 and effective as of August 21, 2003, is entered into by and among LECG Holding Company, LLC, a California limited liability company (“Holding”), LECG Corporation, a Delaware corporation (the “Corporation”), TCEP/LECG Funding Corporation, a Delaware corporation (“Funding”), Thoma Cressey Fund VII, L.P., a Delaware limited partnership and Thoma Cressey Friends Fund VII, L.P., a Delaware limited partnership (collectively “TCEP”), David J. Teece and David Kaplan (collectively with Holding, the Corporation, Funding and TCEP, the “Parties”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain Limited Liability Company Agreement of Holding, dated as of September 29, 2000, as subsequently amended (the “LLC Agreement”).

Recitals

                WHEREAS, Holding desires to reorganize into a corporation in order to conduct an initial public offering (the “IPO”) of shares of common stock, par value $0.001 per share (the “Common Stock”);

                WHEREAS, absent a reorganization of Holding into a corporation, Holding’s present capital structure would adversely affect the marketability of the IPO;

                WHEREAS, the Corporation has been organized at the direction of Holding to be the corporate successor of Holding (through the acquisition of all of the outstanding Units (as defined below) of Holding) and to conduct the IPO;

                WHEREAS, the Board of Directors of Holding has determined that in order to facilitate the IPO and the reorganization contemplated by this Plan and as consideration for the consummation of the TCEP Exchange and the Non-TCEP Exchange, Holding will, immediately prior to the consummation of the TCEP Exchange (as defined below) (the “Record Date”), make a binding commitment to each Person holding any Common Units  of Holding on the Record Date (or such other Person as may be designated in writing by a Person holding any Units on the Record Date), to pay such Person his pro rata share of each of the following: (i) a Tax Distribution for the period from September 30, 2003 through the date of the TCEP Exchange, presently estimated to be in the aggregate amount of approximately One Million Dollars ($1,000,000) (the “Final Tax Distribution”) on or before March 14, 2004, and (ii) a sum of approximately $14.1 million for payment of previously taxed but undistributed earnings for prior periods (the “Retained Earnings Payout”) with the Retained Earnings Payout for prior periods ending on or before December 31, 2002 being paid as soon as possible following, but in any event within five (5) days of the consummation of the IPO and the Retained Earnings Payout for 2003 being paid on or before March 14, 2004; “pro rata share” will be calculated for each Person by dividing the number of Common Units held by such Person on the Record Date by the total number of Common Units of Holding outstanding on the Record Date;

                WHEREAS,  as set forth in that certain Transfer Agreement, substantially in the form attached hereto as Exhibit A (the “Transfer Agreement”), in anticipation of, and as an integral step to the completion of, the IPO and the Non-TCEP Exchange (as defined below), Holding and the Corporation desire that TCEP transfer to the Corporation all of the issued and outstanding shares of common stock of Funding in exchange (collectively the “TCEP Exchange”) for (i) a number of shares of Common Stock equal to a percentage, as is determined by the Board of Directors of Holding prior to the Record Date, of the number of common units of Holding held by Funding on the date of the TCEP Exchange (the “Common Exchange Percentage”), (ii) a binding commitment (a “Redemption Commitment”) by the Corporation to pay to TCEP an amount of cash equal to the Liquidation Value (calculated as of the date of the consummation of the IPO) of the Class A Preferred Units of Holding (each a “Preferred Unit”) held by Funding on the Record Date (the “TCEP Redemption Payment”), (iii) a binding commitment by the Corporation to pay to Funding its allocable portion of the Final Tax Distribution, (iv) a binding commitment by the Corporation to pay to TCEP, or its designee, an amount equal to the portion of the Retained Earnings Payout allocable to Funding (the “TCEP Retained Earnings Payout”), and (v) a binding contingent commitment by the Corporation to pay to TCEP an amount equal to the Remaining Funding Tax Reserve (as defined in the Transfer Agreement), if any, in accordance with the terms of the Transfer Agreement;

                WHEREAS, following the consummation of the TCEP Exchange, Funding shall be a wholly-owned subsidiary of the Corporation and TCEP shall be the sole shareholder of the Corporation;

                WHEREAS, in anticipation of, and as an integral step to the completion of, the IPO and the TCEP Exchange and as previously agreed by the members of Holding, three (3) hours following the consummation of the TCEP Exchange, each owner of Common Units or Preferred Units other than Funding (each a “Non-TCEP Member”) will exchange (the “Non-TCEP Exchange”) its Common Units and each of its Preferred Units, if any, with the Corporation for (i) a number of shares of Common Stock equal to the Common Exchange Percentage multiplied by the number of Common Units held by such Non-TCEP Member on the Record Date, provided however that such percentage shall equal the TCEP Common Exchange Percentage, and (ii) a Redemption Commitment by the Corporation to pay each Non-TCEP Member who holds Preferred Units an amount of cash equal to the Liquidation Value (calculated as of the date of the consummation of the IPO) of the Preferred Units held by such Non-TCEP Member on the date of the Non-TCEP Exchange (each a “Non-TCEP Redemption Payment”);

                WHEREAS, immediately following the consummation of the Non-TCEP Exchange and prior to the consummation of the IPO, the Non-TCEP Members and TCEP shall constitute all of the shareholders of the Corporation;

                WHEREAS, immediately following the consummation of the Non-TCEP Exchange, the Corporation shall own all of the outstanding Common Units and Preferred Units (collectively, the “Units”) of Holding; approximately 61% of such Units shall be held directly by the Corporation and approximately 39% of such Units shall be held indirectly by the Corporation through Funding;

                WHEREAS, one (1) business day following the consummation of the Non-TCEP Exchange, Corporation, Holding and Funding shall effect a merger (the “Merger”) between Holding and Funding by entering into an Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit B (the “Plan of Merger”) and filing certificates of merger, substantially in the forms of Exhibits C-1 and C-2 (each a “Certificate of Merger”) with the Secretary of State of the States of Delaware and California, respectively, upon the effectiveness of which Holding shall merge with and into Funding, the legal existence of Holding shall cease, and Funding shall be (i) the surviving entity, (ii) a wholly-owned corporate subsidiary of the Corporation, and (iii) the sole owner of all of the outstanding membership interests of LECG, LLC, a California limited liability company (“LECG”);

                WHEREAS, in connection with the Merger and as stated in the Plan of Merger, the Corporation will assume certain obligations of Holding pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit D (the “Assignment and Assumption Agreement”)

including, without limitation, Holding’s obligation to make the Final Tax Distribution and the Retained Earnings Payout;

                WHEREAS, the Corporation shall make (i) the TCEP Redemption Payment to TCEP, and the Non-TCEP Redemption Payment to each of the Non-TCEP Members to whom it has made a Redemption Commitment as soon as possible but, in any event, within five (5) days following the consummation of the IPO, (iii) that portion of the Retained Earnings Payout (including the TCEP Retained Earnings Payout) for prior periods ending on or before December 31, 2002 being paid as soon as possible following, but in any event within five (5) days of the consummation of the IPO; and (iv) the Final Tax Distribution and the Retained Earnings Payout for 2003 on or before March 14, 2004;

                WHEREAS, pursuant to the terms of the Transfer Agreement, the Corporation shall pay to TCEP an amount equal to the Remaining Funding Tax Reserve, if any;

                WHEREAS, the Corporation shall maintain Funding as a wholly-owned subsidiary and shall cause Funding to maintain LECG as a wholly-owned subsidiary for an indefinite period, provided however that for a period of at least one (1) year following the consummation of the TCEP Exchange, the Corporation shall cause Funding to maintain assets of a fair market value not less than the fair market value of the assets held by Funding immediately prior to the TCEP Exchange (the “Post-Exchange Corporate Structure”);

                WHEREAS, the board of directors of Holding and the board of directors of the Corporation have approved this Plan, the IPO, the TCEP Exchange, the Non-TCEP Exchange, the Merger, the Assignment and Assumption Agreement, the TCEP Redemption Payment, the Non-TCEP Redemption Payment, the Final Tax Distribution, the Retained Earnings Payout (including the TCEP Retained Earnings Payout), the payment to TCEP of the Remaining Funding Tax Reserve, if any, and maintaining the Post-Exchange Corporate Structure, as appropriate;

                WHEREAS, the Corporation, in anticipation of becoming the sole shareholder of Funding and the sole member (directly and indirectly through Funding) of Holding has approved the Merger; and

                WHEREAS, this Plan contemplates that the TCEP Exchange and the Non-TCEP Exchange, together with the purchases of Common Stock from the Corporation as part of the IPO, are part of an integrated plan for the transfer of property to the Corporation by a group of “persons” who will be in “control” of the Corporation within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Parties intend that the receipt of Common Stock by TCEP and the Non-TCEP Members shall be tax-free under Section 351 of the Code.

Agreement

                NOW, THEREFORE, for and in consideration of the promises, mutual representations, warranties and covenants herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                1.             TCEP Exchange.  The TCEP Exchange will be completed in accordance with the terms of the Transfer Agreement.

                2.             Non-TCEP Exchange.  Three (3) hours following the consummation of the TCEP Exchange, Holding, the Corporation and the Non-TCEP Members shall take all actions reasonably necessary or desirable to effectuate the Non-TCEP Exchange.  Upon the consummation of the Non-TCEP

Exchange, (a) certificates representing the shares of Common Stock to be issued in connection therewith shall be countersigned by the Corporation’s transfer agent and registrar and issued to the Non-TCEP Members and Holding shall cause its company records to reflect that the Corporation own the Non-TCEP Members’ Common Units until the merger described in Section 3 below, (b) Holding shall cause its company records to reflect that the Corporation owns any Preferred Units held by any Non-TCEP Member until the merger described in Section 3 below and (c) the Corporation shall have an obligation to pay each Non-TCEP Member its Non-TCEP Redemption Payment as soon as possible, but in any event no later than five (5) days, following the consummation of the IPO.

                3.             Merger.  One (1) business day following the consummation of the Non-TCEP Exchange, Holding and Funding shall take all action necessary or desirable to consummate the Merger, including, without limitation, the execution and delivery of the Plan of Merger and the filing of a Certificate of Merger with the Secretary of State of each of the State of California and the State of Delaware, as appropriate.

                4.             Final Tax Distribution and Retained Earnings Payout.  As soon as possible following, but in any event within five (5) days of, the consummation of the IPO, the Corporation will make or cause Funding (as the corporate successor to Holding) to make, the Retained Earnings Payout (including the TCEP Retained Earnings Payout) for prior years ending on or before December 31, 2002. On or before March 14, 2004, the Corporation will make or cause Funding (as the corporate successor to Holding) to make, the Final Tax Distribution and the Retained Earnings Payout for 2003.

                5.             Payment Equal To Remaining Funding Tax Reserve.  To the extent required by, and on the terms set forth in, the Transfer Agreement, the Corporation shall pay to TCEP an amount equal to the Remaining Funding Tax Reserve, if any.

                6.             Maintenance of Corporate Structure.  For an indefinite, but in any event not less than one (1) year, period following the TCEP Exchange, the Corporation shall maintain the Post-Exchange Corporate Structure.

                7              Notice of Plan of Reorganization.  Holding and Corporation shall undertake all actions reasonably necessary or advisable to provide the Omnibus Plan of Reorganization to each of the Non-TCEP Members.

                8.             Member and Board Reliance.    The Parties agree that each member of Holding and the board of directors of Holding are third party beneficiaries of this Plan and are entitled to rely on and benefit from the acknowledgements, waivers and agreements set forth herein.

                9.             Fees and Expenses.  On or before the date of the consummation of the TCEP Exchange, the parties shall mutually determine an allocation among the parties of the costs and expenses incurred in connection with the performance of, and compliance with, all obligations contained in the Plan and this Agreement to be performed or complied with by TCEP.

                10.          Assumption of Obligations of Holding; 2000 Incentive Plan.  In addition to the other rights, duties and obligations assumed by the Corporation herein, the Parties agree and acknowledge that upon the effective time of the Merger, Corporation shall assume the rights, duties, obligations and liabilities of Holding pursuant to and under Section 6.1 and Articles VII, and IX of the LLC Agreement, that certain Securityholders’ Agreement dated as of September 29, 2000, as amended, that certain Buy-Sell Agreement dated as of September 29, 2000, as amended, and that certain Registration Rights Agreement dated as of September 29, 2000.  The Corporation will also assume the obligations and liabilities of Holding with respect to all outstanding grants (the “Outstanding Grants”) under that certain 2000 Incentive Plan, as amended (the “Plan”) such that from and after the effective time of the Merger, all Outstanding Grants will be exercisable into a number of shares of Common Stock of the Corporation equal to (i) the number of Common Units exercisable under the Outstanding Grants multiplied by (ii) the Exchange Ratio with fractional shares being rounded up, and the exercise prices of such Outstanding Grants will be converted by dividing such exercise prices by the Exchange Ratio, with fractional cents being rounded up.  The assumptions of obligations of Holding under this Section 10 will be reflected in the Assignment and Assumption Agreement.

                11.          Tax Treatment.  The parties intend this Plan, including the TCEP Exchange, the Non-TCEP Exchange and the purchases of Common Stock from the Corporation as part of the IPO, to be an integrated plan for the transfer of property to the Corporation by a group of “persons” who will be in “control” of the Corporation within the meaning of Section 351 of the Code, and the Parties intend that the receipt of Common Stock by TCEP and by the Non-TCEP Members pursuant to this Plan shall be tax-free under Section 351 of the Code, and each Party agrees to treat the transactions contemplated by this Plan (including the TCEP Exchange, the Non-TCEP Exchange and the IPO) in a manner consistent with the foregoing for purposes of all tax returns and other relevant filings and to make all filings required in connection with such transactions under Section 351 of the Code.

                12.          Counterpart Signature Pages.  This Plan may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                13.          Waivers and Amendments.  This Plan may be amended, modified or supplemented, and any terms hereof may be waived, only by a written instrument executed by all of the Parties.

14.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.          Governing Law.  This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

16.          Further Assurances. Each party to this Plan, upon the request of any other party, agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this OMNIBUS PLAN OF REORGANIZATION to be executed and delivered as of the date first written above.

LECG Corporation

By:
Its:

LECG Holding Company, LLC

By:
Its:

TCEP/LECG Funding Corporation

By:
Its:

THOMA CRESSEY FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

	By:	Thoma Cressey Equity Partners, Inc.
	Its:	General Partner

By:_______________________________________
William W. Liebeck
Authorized Signatory

THOMA CRESSEY FRIENDS FUND VII, L.P.

By:	TC Partners VII, L.P.
Its:	General Partner

	By:	Thoma Cressey Equity Partners, Inc.
	Its:	General Partner

By:
William W. Liebeck
Authorized Signatory

David J. Teece

David Kaplan